Exhibit 10(a)61
                          AMENDMENT AND RESTATEMENT OF
                              THE SOUTHERN COMPANY
                          PRODUCTIVITY IMPROVEMENT PLAN


                            EFFECTIVE JANUARY 1, 1995



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                              THE SOUTHERN COMPANY
                          PRODUCTIVITY IMPROVEMENT PLAN


                              Amended and Restated
                            Effective January 1, 1995




ARTICLE                    DESCRIPTION                                PAGE


 ARTICLE I        Definitions.........................................  2

 ARTICLE II       Participants........................................  4

 ARTICLE III      Corporate Financial Performance
                  Award...............................................  6

 ARTICLE IV       Miscellaneous Provisions............................  7



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                              THE SOUTHERN COMPANY
                          PRODUCTIVITY IMPROVEMENT PLAN

                                    Purposes

         The purposes of The Southern Company Productivity Improvement Plan (the "Plan") are to provide a financial incentive which will focus the efforts of participants on areas that will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation that will enhance the Employing Companies' abilities to attract, retain and motivate key management employees. In order to achieve these objectives, the Plan will be based upon corporate performance.

         The amendment and restatement shall be effective as of January 1, 1995.


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                                    ARTICLE I
1
                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean the wages paid to a Participant without including overtime and before deduction of taxes, FICA, etc.

         1.2 "Award" shall mean the award opportunity multiplied by the performance unit value determined under Section 3.2 of the Plan.

         1.3 "Award Opportunity" shall mean the target award opportunity determined under Section 3.1 of the Plan.

         1.4 "Award Percentage" shall mean the award percentage set forth on Exhibit B hereto. Such Exhibit may be modified from time to time by the Committee to reflect changes in Exhibit C hereto.

         1.5 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.6 "Chief Executive Officer" shall mean the individual designated as such by the Board of Directors of an Employing Company and of The Southern Company.

         1.7 "Committee" shall mean the individuals then serving in the positions of Director, System Compensation and Benefits of The Southern Company; Vice President, Human Resources of The Southern Company; and Comptroller of The Southern Company or any other position or positions that succeed to the duties of the foregoing positions.

         1.8      "Common Stock" shall mean the common stock of The
Southern Company.

         1.9 "Computation Period" shall mean a four-year period commencing on the first day of the initial year of participation and thereafter it shall mean a four-year period commencing the first day of January each year.

         1.10 "Employee" shall mean any person who is currently employed by an Employing Company but shall not include any individual who is eligible to participate in The Southern Company Executive Productivity Improvement Plan or any person who is eligible to participate in any incentive compensation program maintained by an Employing Company that specifically provides that

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an eligible employee under such program shall not be entitled to also receive
Awards under this Plan.

         1.11 "Employing Company" shall mean Southern Company Services, Inc., or any affiliate or subsidiary (direct or indirect) of The Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

         1.12 "Grade Level" shall mean the evaluation assigned under the job evaluation system as of January 1 of each calendar year.

         1.13 "Grade Level Value" shall mean the assigned dollar value within the Annual Salary range for a Grade Level in a Computation Period, upon which awards are based.

         1.14 "Non-Adopting Company" shall mean any subsidiary or affiliate of The Southern Company which is not an Employing Company.

         1.15     "Participant" shall mean all Employees described in
Section 2.1 hereof.

         1.16 "Payment Date" shall mean the date the check evidencing the Award is endorsed by an authorized person of an Employing Company.

         1.17 "Peer Group Companies" shall mean the Companies set forth on Exhibit C attached hereto and as may be reviewed from time to time by the Committee. Such Exhibit may be revised from time to time by the Committee to reflect mergers, acquisitions, reorganizations, etc. of peer group members.

         1.18 "Plan" shall mean The Southern Company Productivity Improvement Plan, as described herein or as from time to time amended.

         1.19 "Prior Plan" shall mean the Plan as amended and restated effective January 1, 1994.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.


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                                   ARTICLE II
2
                                  Participants

         2.1 The Participants in the Plan shall be limited to those Employees of an Employing Company who occupy Grade Level 7 and higher (prior to Grade Level consolidation those Employees Grade Level 13 and above) as of January 1 of any Computation Period, as well as any other Employee who occupies a grade recommended for inclusion in the Plan by the Chief Executive Officer of an Employing Company with the concurrence of the Chief Executive Officer of The Southern Company, on January 1 of each calendar year; provided, however, that any additional Employees who are recommended for inclusion in the Plan by the Chief Executive Officer of an Employing Company with the concurrence of the Chief Executive Officer of The Southern Company shall be identified by Grade Level Value and/or title in an exhibit to the Plan each January 1.

         2.2 Any Participant who vacates an eligible Grade Level prior to the close of a Computation Period and who is not immediately reemployed with a subsidiary or an affiliate of The Southern Company in an eligible Grade Level shall forfeit any Award for any Computation Periods that have not closed as of the date the Participant vacates such eligible Grade Level.

         2.3 If a Participant terminates his employment for reason of death, disability or retirement, such Participant shall be eligible to receive an Award for the Computation Period ending in the year of such death, disability or retirement. Any Participant who terminates employment for any other reason shall receive only any unpaid Award for a completed Computation Period and shall not be eligible to receive an Award for the Computation Period ending in the year of such termination of employment.

         2.4 Notwithstanding any other provision of this Plan, no employee whose employment is terminated for cause, as that term is defined by the Committee, shall be eligible to receive an Award for any completed or uncompleted Computation Period.

         2.5 The administration of Awards for Participants who are promoted or transferred from one Grade Level included in the Plan to another Grade Level included in the Plan shall be based on the Participant's Grade Level Value on the first day of the Computation Period for which an Award is being granted.

         2.6 Any individual who initially becomes a Participant in the Plan as of January 1, 1995 shall be considered to have been participating in the Plan as of January 1, 1993 for purposes of determining benefits payable for any Computation Period that began or begins on or after January 1, 1993 and such Participant will therefore be eligible for an Award equal to seventy-five

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percent (75%) of the Award Opportunity for the Computation Period
ending December 31, 1995.

         2.7 In the case of an individual who becomes a Participant subsequent to January 1, 1995, said Participant will participate in each Computation Period which ends not less than two (2) years after becoming a Participant. A new four-year measuring period begins each year in order to recognize the need to link objectives over longer periods of time, to recognize changes in the operating environment, and to encourage Participants to make long-term decisions.

         2.8 In the case of an individual transferring from an Employing Company to a Non-Adopting Employer, the following will apply:

         (a) any Award due to be paid but not yet paid the Participant during the calendar year of the transfer if the Participant had not transferred, shall be paid to the Participant by the Employing Company from which the Participant is transferring; and

         (b) the transferring Participant shall also be entitled to a prorated Award for the Computation Period ending in the year of the transfer. Such Award shall be paid in the year following the year of transfer. Such proration shall be made on an one-forty-eighth basis for each month in which the transferring employee works in an eligible Grade Level for an Employing Company during the Computation Period that ends on the December 31st of the year of such transfer.

Any Awards payable under this Section 2.8 shall be based on the Grade Level at the time of transfer.

         2.9 In the case of an individual transferring from a Non- Adopting Employer to an Employing Company whose Grade Level and length of service at the Non-Adopting Employer would have caused the Employee to have been a Participant in the Plan if the Non- Adopting Employer were an Employing Company and whose Grade Level after the transfer would enable the Employee to participate in the Plan, such individual shall be deemed to have been employed by an Employing Company while employed with the Non-Adopting Employer and shall, for any Computation Period ending after such transfer, be deemed a Participant in the plan as if the Non-Adopting Employer was an Employing Company.

Any Awards payable under this Section 2.8 shall be based on the Grade Levels at the Employing Company.


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                                   ARTICLE III
3
                      Corporate Financial Performance Award

         3.1 The Award Opportunity for each Participant shall be based upon his Grade Level(s) and shall range from sixty-five percent (65%) to ten percent (10%) of the Grade Level Value held by the Participant at the beginning of any Computation Period. The Award Opportunity for each Grade Level held by a Participant shall be determined in accordance with the chart set forth in Exhibit A herein. Such Exhibit A shall be modified from time to time by the Committee to reflect any changes in Exhibit C hereto.

         3.2 Each Award Opportunity shall be multiplied by the Award Percentage set forth in Exhibit B herein, which is based on The Southern Company's average return on common equity ranking during a Computation Period as compared to the average return on common equity ranking of the Peer Group Companies to determine a Participant's Award. The return on common equity of the Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be properly adjusted and annualized by such accountant so that each Peer Group Company return on common equity may be accurately compared to that of The Southern Company.

         3.3 Notwithstanding the above provisions, an Award will not be granted for any Computation Period ending with the calendar year in which the current earnings of The Southern Company are less than the amount necessary to fund the dividends on its Common Stock at the rate such dividends were paid for the immediately preceding calendar year.

         3.4 In the discretion of the Committee of the Board of Directors, the Award for one or more Computation Period(s) may be calculated without regard to any extraordinary item of income or expense incurred by The Southern Company or any Employing Company, provided such determination is made prior to the close of the Computation Period.

         3.5 The Awards to the Participants will be paid in cash as soon as is practicable after all evaluations are completed. An Award payment may not be deferred under this Plan. In the event an Award was deferred under the Prior Plan, such deferral shall be governed by the terms of the Prior Plan.


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                                   ARTICLE IV
4
                            Miscellaneous Provisions

         4.1 Neither the Participant, his beneficiary, nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         4.2 The Employing Company shall not reserve or otherwise set aside funds for the payments of Awards deferred in accordance with the Prior Plan.

         4.3 The Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to payments which have been deferred under the Prior Plan prior to such amendment, modification, or termination.

         4.4 It is expressly understood and agreed that the Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Employing Company.

         4.5 There shall be deducted from the payment of each Award under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Company to such governmental authority for the account of the person entitled to such distribution.

         4.6 Any Awards paid to a Participant while employed by an Employing Company shall not be considered in the calculation of the Participant's benefits under any other employee welfare or pension benefit plan maintained by an Employing Company, unless otherwise specifically provided therein.

         4.7 The Committee shall have the authority to interpret the provisions of this Plan and to develop such rules and regulations as are necessary to carry out the terms of the Plan. Any such interpretations, rules or regulations shall be binding upon all Participants.

         4.8 The Committee shall have the authority to delegate any of its duties and obligations hereunder and shall have the authority to engage such agents as it deems necessary to carry out its duties and obligations hereunder.


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         4.9 This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, hereby amends and restates The Southern Company Productivity Improvement Plan this ____ day of ____________________, 1995, to be effective January 1, 1995.


                      SOUTHERN COMPANY SERVICES, INC.




                      By:
                                             ----------------------------------


                      Its:
                                             ----------------------------------


Attest:


By:
                       ---------------------------------------------------------


Its:
                         -------------------------------------------------------




                  [CORPORATE SEAL]





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                                EXPLANATORY NOTES


Under Section 3.2 the average ROCE for a Computation Period will be determined by a) calculating the average ROCE for each year in the Computation Period, b) adding the average ROCE calculations for all years in the Computation Period; and c) dividing the total by the number of years in the Computation Period.



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                              THE SOUTHERN COMPANY

                          PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT A



         Grade                                      Target Award Opportunity

1/1/95          4/1/95

President/CEO                                                  65%

President/CEO                                                  50%

29/30               (15)                                       50%

27/28               (14)                                       45%

25/26               (13)                                       40%

25/24               (12)                                       35%

21/22               (11)                                       30%

19/20               (10)                                       25%

17/18                (9)                                       20%

15/16                (8)                                       15%

13/14                (7)                                       10%





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                              THE SOUTHERN COMPANY

                          PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT B

                            AWARD PERCENTAGE SCHEDULE



                                     Position Ranking
                    ------------------------------------------------------
     Value of
 Performance Unit        12-14             15-17            18-20
        $              Companies         Companies        Companies
        -              ---------         ---------        ---------

                         Above             Above            Above
      $2.00            Position 1       Position 1       Position 1

       1.80               1.0               1.0              1.0

       1.60               2.0               2.0              2.0

       1.40               2.5               3.0              3.0

       1.20               3.0               4.0              4.0

       1.00               4.0               4.5              5.0

       0.90               4.5               5.0              6.0

       0.80               5.0               6.0              7.0

       0.70               6.0               7.0              8.0

       0.60               6.5               8.0              9.0

       0.50               7.0               8.5             10.0

         0             Below 7.0         Below 8.5        Below 10





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                              THE SOUTHERN COMPANY

                          PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT C


The Peer Group Companies are as follows:

                  TECO Energy, Inc.
                  Carolina Power & Light Company
                  SCANA
                  Central Louisiana Electric Company, Inc.
                  Duke Power Company
                  Potomac Electric Power Company
                  American Electric Power Company, Inc.
                  Dominion Resources, Inc.
                  Allegheny Power Systems, Inc.
                  Florida Progress
                  Delmarva Power & Light Company
                  Baltimore Gas and Electric Company
                  Entergy, Inc.
                  FPL Group
                  Kentucky Utilities Energy Corporation
                  Central and South West Corporation
                  The Southern Company